Exhibit 23
Consent of Independent Registered Public Accounting Firm
Ford Motor Company
One American Road
Dearborn, Michigan

Re:	Ford Motor Company Registration Statement Nos. 333–138819, 333–153815 and 333–156630
We hereby consent to the incorporation by reference in the above Registration Statements on Form S-8 of our report dated June 25, 2010 appearing in the annual report on Form 11-K of the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees as of December 31, 2009 and 2008 and for the year ended December 31, 2009.
/s/ Plante & Moran, PLLC
Southfield, Michigan
June 25, 2010